Exhibit 99

Jefferies Reports First Quarter 2012 Financial Results

NEW YORK & LONDON--(BUSINESS WIRE)--March 20, 2012--Jefferies Group, Inc. (NYSE: JEF) announced today financial results for its fiscal first quarter ended February 29, 2012.

Highlights for the three months ended February 29, 2012, versus the three months ended February 28, 2011:

  Record net record revenues of $780 million, versus $758 million
  Net income to common shareholders of $77 million, versus $87 million (after $41 million versus $31 million of aggregate earnings to noncontrolling interests and interest on mandatorily redeemable preferred interests substantially at Jefferies High Yield Trading)
  Net earnings per common share of $0.33, versus $0.42
  Investment banking revenues of $286 million, up 20% versus $239 million
  Fixed income revenues of $339 million, versus $318 million

“These solid results reflect our continued growth in investment banking and strong performance in fixed income,” commented Richard B. Handler, Chairman and Chief Executive Officer of Jefferies. "We believe our firm is unique today in our intense focus on offering an integrated, global capital markets platform to our clients and an entrepreneurial culture to our employee-partners.”

A conference call with management discussion of these financial results will be held today, March 20, 2012, at 9:00 AM Eastern. Investors and securities industry professionals may access the management discussion by calling 877-710-9938 or 702-928-7183. A one-week replay of the call will also be available at 855-859-2056 or 404-537-3406 (conference ID # 58239317). A live audio webcast and delayed replay can also be accessed at Jefferies.com.

Jefferies Group, Inc. (NYSE: JEF) is the global investment banking firm focused on serving clients for nearly 50 years. The firm is a leader in providing insight, expertise and execution to investors, companies and governments, and provides a full range of investment banking, sales, trading, research and strategy across the spectrum of equities, fixed income and commodities, as well as offers select asset and wealth management strategies, in the U.S., Europe and Asia.

JEFFERIES GROUP, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF EARNINGS (Amounts in Thousands, Except Per Share Amounts) (Unaudited)

	Three Months Ended
	February 29, 2012	February 28, 2011
Revenues:
Commissions	$117,499	$119,921
Principal transactions	280,835	290,151
Investment banking	285,795	239,059
Asset management fees and investment income from managed funds	5,634	23,868
Interest	274,708	273,216
Other	42,340	20,461
Total revenues	1,006,811	966,676
Interest expense	226,845	208,294
Net revenues	779,966	758,382
Interest on mandatorily redeemable preferred interest of consolidated subsidiaries	21,844	16,438
Net revenues, less mandatorily redeemable preferred interest	758,122	741,944

Non-interest expenses:
Compensation and benefits	446,462	442,892
Floor brokerage and clearing fees	27,838	28,132
Technology and communications	61,450	43,675
Occupancy and equipment rental	22,565	17,979
Business development	22,247	19,938
Professional services	13,693	13,276
Other	14,998	13,121
Total non-interest expenses	609,253	579,013

Earnings before income taxes	148,869	162,931

Income tax expense	52,152	60,886
Net earnings	96,717	102,045
Net earnings to noncontrolling interests	19,581	14,704
Net earnings to common shareholders	$77,136	$87,341
Earnings per common share:

Basic	$0.33	$0.42

Diluted	$0.33	$0.42

Weighted average common shares:
Basic	218,049	199,141
Diluted	222,162	203,257

Effective tax rate	35.0%	37.4%

JEFFERIES GROUP, INC. AND SUBSIDIARIES SELECTED STATISTICAL INFORMATION (Amounts in Thousands, Except Per Share Amounts) (Unaudited)

	Quarters Ended
	February 29, 2012	November 30, 2011	August 31, 2011	May 31, 2011	February 28, 2011	November 30, 2010
Statement of Earnings
Net revenues, less mandatorily redeemable preferred interest	$758,122	$556,544	$523,953	$722,750	$741,944	$664,870

Non-interest expenses:
Compensation and benefits	446,462	308,137	299,640	431,936	442,892	405,440
Non-compensation expenses	162,791	177,727	169,075	160,330	136,121	135,852
Earnings before income taxes	148,869	70,680	55,238	130,484	162,931	123,578

Income tax expense	52,152	25,066	1,228	45,784	60,886	46,126
Net earnings	96,717	45,614	54,010	84,700	102,045	77,452
Net earnings (loss) to noncontrolling interests	19,581	(2,772)	(14,265)	4,084	14,704	14,735

Net earnings to common shareholders	$77,136	$48,386	$68,275	$80,616	$87,341	$62,717

Diluted earnings per common share	$0.33	$0.21	$0.30	$0.36	$0.42	$0.31

Financial Ratios
Pretax operating margin	20%	13%	11%	18%	22%	19%
Compensation and benefits / Net revenues	57%	56%	59%	59%	58%	60%
Effective tax rate	35.0%	35.5%	2.2%	35.1%	37.4%	37.3%

JEFFERIES GROUP, INC. AND SUBSIDIARIES SELECTED STATISTICAL INFORMATION (Amounts in Thousands, Except Per Share Amounts) (Unaudited)

	Quarters Ended
	February 29, 2012	November 30, 2011	August 31, 2011	May 31, 2011	February 28, 2011	November 30, 2010
Revenues by Source
Equities	$136,215	$124,305	$126,850	$165,076	$177,358	$155,071
Fixed Income	339,147	140,651	33,087	223,121	318,097	227,876
Other	13,175	21,106	52,509	-	-	-
Total	488,537	286,062	212,446	388,197	495,455	382,947

Equity	46,187	26,936	58,629	52,039	49,684	48,369
Debt	89,695	62,090	128,058	131,806	62,967	86,814
Capital markets	135,882	89,026	186,687	183,845	112,651	135,183
Advisory	149,913	172,272	107,063	144,576	126,408	156,701
Investment banking	285,795	261,298	293,750	328,421	239,059	291,884

Asset management fees and investment (loss)/income from managed funds:

Asset management fees	11,888	9,162	3,127	5,019	16,117	6,083

Investment (loss) / income from managed funds	(6,254)	(2,539)	(41)	5,528	7,751	(1,102)
Total	5,634	6,623	3,086	10,547	23,868	4,981
Net revenues	779,966	553,983	509,282	727,165	758,382	679,812
Interest on mandatorily redeemable preferred interest of consolidated subsidiaries	21,844	(2,561)	(14,671)	4,415	16,438	14,942
Net revenues, less mandatorily redeemable preferred interest	$758,122	$556,544	$523,953	$722,750	$741,944	$664,870

Other Data
Number of trading days	61	63	65	64	61	63
Full time employees (end of quarter)	3,851	3,898	3,842	3,222	3,082	3,084
Common shares outstanding	205,819	197,160	200,314	202,154	177,068	171,694
Weighted average common shares:
Basic	218,049	215,628	218,426	210,751	199,141	194,901
Diluted	222,162	215,629	222,541	214,870	203,257	199,017

JEFFERIES GROUP, INC. AND SUBSIDIARIES COMMON SHARES OUTSTANDING AND COMMON SHARES FOR BASIC AND DILUTED EPS CALCULATIONS (Amounts in Thousands) (Unaudited)
		February 29, 2012

Common shares outstanding		205,819
Outstanding restricted stock units		22,563
Adjusted shares outstanding		228,382

Note - All share information below for EPS purposes is based upon weighted-average balances for the applicable period.

		Three Months Ended February 29, 2012

Shares outstanding (weighted average)	(1)	201,687
Unearned restricted stock	(2)	(9,319)
Earned restricted stock units	(3)	18,871
Other issuable shares	(4)	6,810
Common Shares for Basic EPS		218,049

Stock options	(5)	3
Mandatorily redeemable convertible preferred stock	(6)	4,110
Convertible debt	(7)	-
Common Shares for Diluted EPS		222,162
(1)	Shares outstanding represents shares issued less shares repurchased in treasury stock. Shares issued includes public and private offerings, earned and unearned restricted stock, distributions related to restricted stock units, deferred compensation plans, employee stock purchase plan and stock option exercises. Shares issued does not include undistributed earned and unearned restricted stock units.

(2)	As certain restricted stock is contingent upon a future service condition, unearned shares are removed from shares outstanding in the calculation of basic EPS as Jefferies' obligation to issue these shares remains contingent.

(3)	As earned restricted stock units are no longer contingent upon a future service condition and are issuable upon a certain date in the future, earned restricted stock units are added to shares outstanding in the calculation of basic EPS.

(4)	Other shares issuable include shares issuable to settle previously granted restricted stock awards and shares issuable under certain deferred compensation plans.

(5)	Calculated under the treasury stock method. The treasury stock method assumes the issuance of only a net incremental number of shares as proceeds from issuance are assumed to be used to repurchase shares at the average stock price for the period.

(6)	Calculated under the if-converted method. The if-converted method assumes the conversion of convertible securities at the beginning of the period.

(7)	Represents the potential common shares issuable under the conversion spread (the excess conversion value over the accreted debt value) based on the average stock price for the period.

JEFFERIES GROUP, INC. AND SUBSIDIARIES FINANCIAL HIGHLIGHTS (Amounts in Thousands, Except Per Share Amounts) (Unaudited)

	Quarters Ended
	February 29, 2012	November 30, 2011	August 31, 2011	May 31, 2011	February 28, 2011	November 30, 2010

Net earnings to common shareholders	$77,136	$48,386	$68,275	$80,616	$87,341	$62,717
Basic EPS (1)	$0.33	$0.21	$0.30	$0.36	$0.42	$0.31
Diluted EPS (1)	$0.33	$0.21	$0.30	$0.36	$0.42	$0.31
Effective tax rate	35.0%	35.5%	2.2%	35.1%	37.4%	37.3%

Total assets (in millions) (2)	$34,564	$34,971	$45,125	$40,967	$40,428	$36,727
Average total assets for quarter (in millions) (2)	$42,158	$50,087	$51,992	$47,207	$42,598	$40,184
Cash and cash equivalents (in millions)	$2,589	$2,394	$2,015	$2,499	$1,164	$2,189
Financial instruments owned (in millions) (2)	$14,101	$16,679	$18,140	$17,768	$18,253	$15,942
Level 3 financial instruments owned (in millions) (2) (3)	$490	$498	$636	$725	$612	$572
Level 3 financial instruments owned with economic exposure (in millions) (2)(4)	$435	$452	$567	$533	$403	$368
Level 3 financial instruments owned - % total assets (2)	1.4%	1.4%	1.4%	1.8%	1.5%	1.6%
Level 3 financial instruments owned - % total financial instruments owned (2)	3.5%	3.0%	3.5%	4.1%	3.4%	3.6%
Level 3 financial instruments owned with economic exposure - % total financial instruments owned (2)	3.1%	2.7%	3.1%	3.0%	2.2%	2.3%
Level 3 financial instruments owned with economic exposure - % common stockholders' equity (2)	13.2%	14.0%	17.9%	16.8%	15.6%	14.9%

Total common stockholders' equity (in millions)	$3,288	$3,224	$3,175	$3,165	$2,578	$2,478
Adjusted common stockholders' equity (in millions) (5)	$3,473	$3,424	$3,360	$3,347	$2,737	$2,639
Common book value per share (6)	$15.97	$16.35	$15.85	$15.66	$14.56	$14.43
Adjusted book value per share (7)	$15.21	$15.05	$14.90	$14.70	$13.35	$12.84
Tangible common book value per share (8)	$14.10	$14.40	$13.91	$13.83	$12.47	$12.29
Adjusted tangible book value per share (7)	$13.52	$13.36	$13.18	$13.07	$11.55	$11.05

Total capital (in millions) (9)	$8,320	$8,227	$8,206	$8,223	$7,164	$7,031
Leverage ratio (2) (10)	9.5	9.9	12.9	11.7	13.8	13.1
Adjusted leverage ratio (2) (11)	8.9	9.4	11.9	12.5	14.4	13.2

Average firmwide VaR (in millions) (12)	$9.90	$9.43	$10.64	$12.96	$10.59	$6.45

Common shares outstanding	205,819	197,160	200,314	202,154	177,068	171,694
Adjusted shares outstanding (13)	228,382	227,461	225,453	227,720	205,046	205,491
Share issued during quarter	11,864	2,072	1,824	25,376	7,084	1,888
Shares purchased during the quarter	3,160	5,135	3,145	158	1,482	1,082

Number of employees	3,851	3,898	3,842	3,222	3,082	3,084

Footnotes

(1)	The following details the calculation of basic and diluted earnings per share as included in our quarterly and annual reports.

		Quarters Ended
		February 29, 2012	November 30, 2011	August 31, 2011	May 31, 2011	February 28, 2011	November 30, 2010
	Earnings for basic earnings per common share:
	Net earnings	$96,717	$45,614	$54,010	$84,700	$102,045	$77,452
	Net earnings (loss) to noncontrolling interests	19,581	(2,772)	(14,265)	4,084	14,704	14,735
	Net earnings to common shareholders	77,136	48,386	68,275	80,616	87,341	62,717
	Less: Allocation of earnings to participating securities (A)	4,643	2,560	3,410	3,756	3,925	2,650
	Net earnings available to common shareholders	$72,493	$45,826	$64,865	$76,860	$83,416	$60,067
	Earnings for diluted earnings per common share:
	Net earnings	$96,717	$45,614	$54,010	$84,700	$102,045	$77,452
	Net earnings (loss) to noncontrolling interests	19,581	(2,772)	(14,265)	4,084	14,704	14,735
	Net earnings to common shareholders	77,136	48,386	68,275	80,616	87,341	62,717
	Add: Convertible preferred stock dividends (B)	1,016	-	1,016	1,016	1,016	1,016
	Less: Allocation of earnings to participating securities (A)	4,639	2,560	3,415	3,748	3,907	2,653
	Net earnings available to common shareholders	$73,513	$45,826	$65,876	$77,884	$84,450	$61,080
	Weighted Average Common Shares:
	Basic	218,049	215,628	218,426	210,751	199,141	194,901
	Diluted	222,162	215,629	222,541	214,870	203,257	199,017
	Earnings per common share:
	Basic	$0.33	$0.21	$0.30	$0.36	$0.42	$0.31
	Diluted	$0.33	$0.21	$0.30	$0.36	$0.42	$0.31

	(A) Represents dividends declared during the period on participating securities plus an allocation of undistributed earnings to participating securities. Losses are not allocated to participating securities. Participating securities represent restricted stock and restricted stock units for which requisite service has not yet been rendered and amounted to weighted average shares of 14,198,000, 11,755,000, 11,239,000, 10,260,000, 9,403,000 and 8,599,000 for the three months ended February 29, 2012, November 30, 2011, August 31, 2011, May 31, 2011, February 28, 2011 and November 30, 2010, respectively. Dividends declared on participating securities during the three months ended February 29, 2012, November 30, 2011, August 31, 2011, May 31, 2011, February 28, 2011 and November 30, 2010 amounted to approximately $959,000, $959,000, $934,000, $794,000, $686,000 and $632,000, respectively. Undistributed earnings are allocated to participating securities based upon their right to share in earnings if all earnings for the period had been distributed.

	(B) The conversion of our mandatorily redeemable convertible preferred stock was considered anti-dilutive for our three-months ended November 30, 2011.

(2)	This amount represents a preliminary estimate as of the date of this earnings release and may be revised in our Quarterly Report on Form 10-Q for the three months ended February 29, 2012.

(3)	Level 3 assets represent those financial instruments classified as such under ASC 820, accounted for at fair value and included within Financial instruments owned. Level 3 assets for which we bear no economic exposure were $55.5 million at February 29, 2012, which is reflective of the portion of our Level 3 assets that are financed by nonrecourse secured financing or attributable to third party or employee noncontrolling interests in certain consolidated entities.

(4)	Level 3 financial instruments owned with economic exposure represents Level 3 financial instruments owned adjusted for Level 3 assets that are financed by nonrecourse secured financing or attributable to third party or employee noncontrolling interests in certain consolidated entities.

(5)	Adjusted common stockholders’ equity (non-GAAP financial measure) represents total common stockholders’ equity plus the unrecognized compensation cost related to nonvested share based awards, i.e. granted restricted stock and restricted stock units which contain future service requirements. As of February 29, 2012, unrecognized compensation cost related to nonvested share based awards was $184.9 million. We believe that adjusted common stockholders’ equity is a meaningful measure as it reflects the current capital outstanding to stockholders, including employee common shareholders, that would be required to be paid out in liquidation.

(6)	Common book value per share equals total common stockholders' equity divided by common shares outstanding.

(7)	Adjusted book value per share (non-GAAP financial measure) equals adjusted common stockholders’ equity divided by adjusted shares outstanding. Adjusted tangible book value per share (non-GAAP financial measure) equals adjusted common stockholders’ equity less goodwill and identifiable intangible assets divided by adjusted common shares outstanding. As of February 29, 2012, goodwill and identifiable intangible assets equals $385.3 million. Previous quarters have been conformed to reflect this calculation. We believe these are meaningful measures as investors often incorporate the dilutive effects of outstanding capital in their valuations.

(8)	Tangible common book value per share (non-GAAP financial measure) equals tangible common stockholders' equity divided by common shares outstanding. As of February 29, 2012, tangible common stockholders' equity equals total common stockholders' equity of $3,287.7 million less goodwill and identifiable intangible assets of $385.3 million. We believe that tangible common book value per share and tangible common stockholders' equity is meaningful as a valuation of financial companies are often measured as a multiple of tangible common stockholders' equity making these ratios meaningful for investors.

(9)	Total capital includes our long-term debt, mandatorily redeemable convertible preferred stock, mandatorily redeemable preferred interest of consolidated subsidiaries and total stockholders' equity. Long-term debt included in total capitalization at February 29, 2012 is reduced by the amount of debt maturing in less than one year and revolving credit facility.

(10)	Leverage ratio equals total assets divided by total stockholders' equity.

(11)	Adjusted leverage ratio (non-GAAP financial measure) equals adjusted assets divided by tangible stockholders' equity. Adjusted assets (non-GAAP financial measure) equals total assets less securities borrowed, securities purchased under agreements to resell, cash and securities segregated, goodwill and identifiable intangibles plus financial instruments sold, not yet purchased (net of derivative liabilities). As of February 29, 2012, adjusted assets were $28,871.3 million. We believe that adjusted assets is a meaningful measure as it excludes certain assets that are considered of lower risk as they are generally self-financed by customer liabilities through our securities lending activities.

(12)	VaR is the potential loss in value of our trading positions due to adverse market movements over a one-day time horizon with a 95% confidence level. For a further discussion of the calculation of VaR, see "Value at Risk" in Part II, Item 7 "Management's Discussion and Analysis" in our Annual Report on Form 10-K for the twelve months ended November 30, 2011.

(13)	Adjusted shares outstanding equals common shares outstanding plus outstanding restricted stock units. On November 29, 2011, we granted 6,339,000 shares of restricted stock as part of year-end compensation. These shares of restricted stock were issued in the first quarter of 2012 and are included in the November 30, 2011 adjusted shares outstanding. On November 29, 2010, we granted 5,062,000 shares of restricted stock as part of year-end compensation. These shares of restricted stock were issued in the first quarter of 2011 and are included in the November 30, 2010 adjusted shares outstanding.

JEFFERIES GROUP, INC. AND SUBSIDIARIES SELECTED FINANCIAL INFORMATION (Amounts in Thousands, Except Per Share Amounts) (Unaudited)

	Three Months Ended Feb 29, 2012	Debt Accounting Gain and Certain Acquisition Items		Three Months Ended (Excluding Debt Accounting Gain and Certain Acquisition Items) Feb 29, 2012	Three Months Ended Nov 30, 2011		Debt Accounting Gain and Certain Acquisition Items		Three Months Ended (Excluding Debt Accounting Gain and Certain Acquisition Items) Nov 30, 2011		Twelve Months Ended Nov 30, 2011	Debt Accounting Gain and Certain Acquisition Items		Twelve Months Ended (Excluding Debt Accounting Gain and Certain Acquisition Items) Nov 30, 2011
Net revenues	$779,966	$12,085	(A)	$767,881	$553,983		$20,175	(F)	$533,808		$2,548,813	$72,684	(G)	$2,476,129
Compensation and benefits	446,462	5,821	(B)	$440,641	308,137		2,721	(B)	305,416		1,482,604	11,785	(H)	1,470,819
Noncompensation expenses	162,791	701	(C)	$162,090	177,727		704	(C)	177,023		643,253	7,826	(I)	635,427
Total non-interest expenses	609,253	6,522		602,731	485,864		3,425		482,439		2,125,857	19,611		2,106,246
Earnings before income taxes	148,869	5,563		143,306	70,680		16,750		53,930		419,334	53,073		366,261
Income tax expense	52,152	2,041	(D)	50,111	25,066		6,985	(D)	18,081		132,966	235	(D)	132,731
Net earnings	96,717	3,522		93,195	45,614		9,765		35,849		286,368	52,838		233,530
Net earnings to common shareholders	$77,136	$3,522		$73,614	$48,386		$9,765		$38,621		$284,618	$52,838		$231,780
Earnings per common share:
Basic	$0.33	$0.01		$0.32	$0.21		$0.04		$0.17		$1.28	$0.23		$1.04
Diluted	$0.33	$0.01	(E)	$0.32	$0.21	(E)	$0.04	(E)	$0.17	(E)	$1.28	$0.23	(E)	$1.04

Weighted average common shares:
Basic	218,049	218,049		218,049	215,628		215,628		215,628		211,056	211,056		211,056
Diluted	222,162	218,052		222,162	215,629		215,629		215,629		215,171	211,063		215,171

Compensation and benefits/Net revenues	57.2%			57.4%	55.6%				57.2%		58.2%			59.4%
Effective tax rate	35.0%			35.0%	35.5%				33.5%		31.7%			36.2%

The adjustments to selected financial information presented above and the presentation of the selected financial information for the three months ended February 29, 2012 and the three and twelve months ended November 30, 2011 excluding the effects of a debt accounting gain and certain items identified and recognized in connection with the acquisition of Hoare Govett from The Royal Bank of Scotland Group plc on February 1, 2012 and the acquisition of the Global Commodities Group (the "Bache entities") from Prudential Financial, Inc. ("Prudential") on July 1, 2011 are "non-GAAP financial measures." We believe this presentation provides meaningful information to shareholders as it provides comparability in our results of operations for the three months ended February 29, 2012 and the three and twelve months ended November 30, 2011 with the results of prior periods.

FOOTNOTES TO SELECTED FINANCIAL INFORMATION

(A)	Within Total revenues in the first quarter of 2012, we recognized Other revenues of $13.2 million comprised primarily of a gain on debt extinguishment of $9.9 million relating to trading activities in our own debt and a bargain purchase gain of $3.4 million resulting from the acquisition of Hoare Govett. This is offset within Net Revenues by additional interest expense of $1.2 million from subsequent amortization of debt discounts upon reissuance of our long-term debt.

(B)	The three months ended February 29, 2012 is comprised of compensation expense related to the amortization of retention and stock replacement awards granted in connection with the acquisition of the Bache entities, amortization of retention awards granted in connection with the acquisition of Hoare Govett and bonus costs for employees as a result of the completion of the Hoare Govett acquisition. The three months ended November 30, 2011 is comprised of amortization of retention and stock replacement awards granted in connection with the acquisition of the Bache entities.

(C)	Reflects the amortization of intangible assets recognized in connection with the acquisition of Hoare Govett and the Bache entities for the three months ended February 29, 2012 and the amortization of intangible assets recognized in connection with the acquisition of the Bache entities for the three months ended November 30, 2011.

(D)	Reflects the net tax expense on the debt accounting gain, Hoare Govett bargain purchase gain and Hoare Govett and Bache related expense items taxed at a domestic and foreign marginal tax rate of 41.4% and 25.3%, respectively. For the three and twelve months ended November 30, 2011, the total domestic marginal tax rate of 41.7% was applied. The bargain purchase gain of $52.5 million on the acquisition of the Global Commodities Group recognized in the three months ended August 31, 2011, is not a taxable item.

(E)	The conversion of our mandatorily redeemable convertible preferred stock was considered anti-dilutive for purposes of these calculations.

(F)	In accordance with Debt Extinguishment Accounting under ASC 405 and 470, we recorded a gain on debt extinguishment of $20.2 million in Other revenues relating to trading activities in our own long term debt, specifically our 5.125% Senior Notes due 2018 and our 3.875% Convertible Senior Debentures due 2029.

(G)	Includes a gain on debt extinguishment of $20.2 million in the fourth quarter of 2011 and a bargain purchase gain of $52.5 million resulting from the acquisition of the Global Commodities Group from Prudential recorded in Other revenues in the third quarter of 2011.

(H)	Includes compensation expense recognized in connection with the acquisition of the Global Commodities Group related to 1) severance costs for certain employees of the acquired Bache entities that were terminated subsequent to the acquisition, 2) the amortization of stock awards granted to former Bache employees as replacement awards for previous Prudential stock awards that were forfeited in the acquisition, 3) bonus costs for employees as a result of the completion of the acquisition and 4) the amortization of retention awards.

(I)	Includes the amortization of intangible assets of $0.7 million recognized during the three months ended November 30, 2011 in connection with the acquisition of the Bache entities as well as expenses (primarily professional fees) totaling $7.1 million related to the acquisition and the integration of the Bache entities within Jefferies Group, Inc. recorded during the nine months ended August 31, 2011.

CONTACT:
Jefferies Group, Inc.
Peregrine C. Broadbent, Chief Financial Officer
212-284-2338